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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 24, 2002


                             ALLFIRST FINANCIAL INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


         1-7273                                          52-0981378
(Commission File Number)                    (I.R.S. Employer Identification No.)


         25 S. Charles Street
         Baltimore, Maryland                                         21201
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code:(410) 244-4000


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 4. Change in Registrant's Certifying Accountants

         Allied Irish Banks, p.l.c. ("AIB"), an Irish banking corporation, owns all of the outstanding common stock of Allfirst Financial Inc. ("Allfirst"), and controls more than 99% of the voting power of Allfirst's outstanding capital stock. Each year, at AIB's annual general meeting, its external auditor is re-appointed without the need for any resolution being passed unless, among other things, the auditor has given AIB notice in writing of its unwillingness to be re-appointed. The board of directors of Allfirst ratifies the AIB appointment as the independent auditors for Allfirst and its subsidiaries.

         PricewaterhouseCoopers ("PWC") served as external auditors for AIB and as independent accountants for Allfirst for the year ended December 31, 2001. On April 24, 2002, AIB announced that it would be putting its external audit engagement out to tender. PWC has stated that it will not participate in the tender process. As a result, PWC's appointment as auditors would terminate at the AIB annual general meeting on May 29, 2002. In a letter to AIB dated April 24, 2002, as required by Irish law, PWC has stated its unwillingness to be re-appointed as auditors of AIB. Accordingly, PWC's term of office as external auditor of Allfirst and of AIB will expire on the conclusion of AIB's forthcoming annual general meeting. Since the tender process will not be completed in sufficient time to enable the shareholders to receive the requisite notice of the resolution appointing the new external auditors in time for the annual general meeting on May 29, 2002, it is intended that, following completion of all other business at the meeting, the meeting will be adjourned to June 26, 2002, so that a resolution in relation to the new external auditors may be placed before shareholders for appointment by them. It is, therefore, intended, that the annual general meeting will not be concluded until June 26, 2002.

         PWC's reports on the financial statements of Allfirst for the years ended December 31, 2000 and 2001, did not contain an adverse opinion or a disclaimer of an opinion, and were unqualified as to uncertainty, audit scope or accounting principles.

         The decision to put the external audit engagement out to tender was approved by the board of directors of AIB.

         During 2002 and each of the two most recent fiscal years, there were no disagreements between Allfirst and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had not been resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement or disagreements in connection with its reports.

         During 2002 and each of the two most recent fiscal years, there were no "reportable events," as defined in Item 304 of Regulation S-K under the Securities Act of 1933, as amended.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    ALLFIRST FINANCIAL INC.

Date: May 1, 2002                              By:  MAURICE J. CROWLEY
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                                                    Maurice J. Crowley
                                                    Executive Vice President and
                                                    Chief Financial Officer